Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES THIRD QUARTER RESULTS
–Achieved Record Consolidated Revenue, Net Income and Free Cash Flow(1)
–Achieved Record Quarterly Oil and Gas Royalty Revenue and Production
–Earnings Call to be Held Thursday, November 5, 2026 at 9:30 am CT
DALLAS, TX (November 4, 2026) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company,” “TPL,” “we,” “our,” or “us”), one of the largest land and royalty owners in the State of Texas with surface and royalty ownership that provides revenue opportunities through the support of energy production and related industries, today announced its financial and operating results for the third quarter of 2026.

“Our third quarter results were the strongest in TPL’s history with new records set across our business,” said Tyler Glover, Chief Executive Officer of the Company. “TPL again generated record revenue, net income, and free cash flow. Our royalty acreage benefited from robust development activity, elevated oil prices, and improved gas realizations, driving record oil and gas royalty revenue. Pipeline easement revenue was strong as operators expanded development of midstream infrastructure. The continued trend of growing Permian produced water supported record produced water royalty volumes and revenues. Finally, our efforts towards data centers, power generation, and produced water desalination and beneficial reuse continue to progress, and we are steadfastly working to advance those into meaningful commercial outcomes.”

Third Quarter 2026 Highlights

•Achieved record performance results, including:

◦Oil and gas royalty revenue of $167.3 million and oil and gas royalty production of 42.3 thousand barrels of oil equivalent (“Boe”) per day

◦Produced water royalty revenue of $41.4 million and produced water royalty volumes of 5.5 million barrels (“bbl”) per day

◦Land and Resource Management segment revenues of $201.6 million

◦Consolidated revenues of $273.4 million

◦Consolidated net income of $167.4 million, or $2.42 per share (diluted)

◦Adjusted EBITDA(1) of $238.4 million

◦Free cash flow(1) of $170.3 million

•Water Services and Operations segment revenues of $71.8 million

•As of September 30, 2026, TPL’s royalty acreage had an estimated 5.7 net well permits, 8.6 net drilled but uncompleted wells (“DUCs”), and 2.5 net completed but not producing wells (“CUPs”), totaling 16.8 net wells.(2) TPL had 132.5 net producing wells as of September 30, 2026, and net producing wells added during the quarter had an average lateral length of approximately 10,623 feet.

•Quarterly cash dividend of $0.60 per share was paid on September 15, 2026

Nine Months Ended September 30, 2026 Highlights

•Oil and gas royalty production of 39.7 thousand Boe per day

•Water sales revenue of $115.0 million

•Produced water royalty revenue of $112.0 million

•Land and Resource Management segment revenues of $519.0 million

•Water Services and Operations segment revenues of $237.3 million

•Consolidated net income of $464.2 million, or $6.73 per share (diluted)

•Adjusted EBITDA(1) of $635.4 million

•Free cash flow(1) of $462.3 million

•$124.6 million of total cash dividends paid through September 30, 2026

•$122.7 million of aggregate land acquisitions in Shackelford and Jones Counties, Texas, in connection with our data center and power generation initiatives, and in Winkler and Reeves Counties, Texas.

•Completed construction and commenced commissioning of the Phase 2B produced water desalination facility in Orla, Texas with anticipated capacity of 10,000 inlet barrels per day.

•Announced an agreement with Chevron U.S.A. Inc., a subsidiary of Chevron Corporation (NYSE: CVX) (“Chevron”) to provide land and brackish water resources for Chevron’s recently announced development known as Project Kilby, involving a large-scale power generation facility Chevron is developing to support a customer data center in Reeves County, Texas.

•On May 5, 2026, TPL’s board of directors (the “Board”) appointed Peter Doyle to the Board. Mr. Doyle is a co-founder and the Co-Chief Executive Officer of Horizon Kinetics, which, through various owned subsidiaries, is TPL’s largest stockholder.

(1) Reconciliations of non-GAAP performance measures are provided in the tables below.
(2) Total may not foot due to rounding.

Financial Results for the Third Quarter of 2026 - Sequential

The Company reported net income of $167.4 million for the third quarter of 2026 compared to net income of $153.9 million for the second quarter of 2026.

Total revenues for the third quarter of 2026 were $273.4 million compared to $246.1 million for the second quarter of 2026. The increase in total revenues was primarily due to a $21.7 million increase in oil and gas royalty revenue, a $12.5 million increase in easements and other surface-related income, and a $4.3 million increase in produced water royalties, partially offset by an $11.3 million decrease in water sales compared to the second quarter of 2026. For oil and gas royalty revenue, the Company’s average realized price was $44.97 per Boe in the third quarter of 2026 compared to $42.17 per Boe in the second quarter of 2026, and the Company’s share of production was 42.3 thousand Boe per day for the third quarter of 2026 compared to 39.7 thousand Boe per day for the second quarter of 2026. Water sales decreased in the third quarter of 2026 compared to the second quarter of 2026 due to a decrease in average realized pricing, partially offset by an increase in water sales volumes. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $65.6 million for the third quarter of 2026 compared to $54.2 million for the second quarter of 2026. The increase in operating expenses was principally related to a $6.2 million increase in depreciation, depletion and amortization expense, a $2.6 million increase in general and administrative expenses, and a $2.2 million increase in water service-related expenses during the third quarter of 2026 compared to the second quarter of 2026.

Financial Results for the Nine Months Ended September 30, 2026 - Year Over Year

The Company reported net income of $464.2 million for the nine months ended September 30, 2026 compared to net income of $358.0 million for the nine months ended September 30, 2025.

Total revenues for the nine months ended September 30, 2026 were $756.3 million compared to $586.6 million for the nine months ended September 30, 2025. The increase in total revenues was primarily due to a $116.1 million increase in oil and gas royalty revenue, a $21.3 million increase in produced water royalties, a $20.2 million increase in land sales, a $6.1 million increase in water sales, and a $6.0 million increase in easements and other surface-related income during the nine months ended September 30, 2026 compared to the same period of 2025. The Company’s share of oil and gas production was 39.7 thousand Boe per day for the nine months ended September 30, 2026 compared to 33.6 thousand Boe per day for the same period of 2025, and the Company’s average realized price was $41.60 per Boe for the nine months ended September 30, 2026 compared to $36.01 per Boe for the same period of 2025. Produced water royalties increased due to increased produced water volumes, and water sales increased primarily due to increased water sales volumes. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $174.3 million for the nine months ended September 30, 2026 compared to $143.7 million for the same period of 2025. The increase in operating expenses was principally related to a $12.9 million increase in depreciation, depletion and amortization, a $9.9 million increase in general and administrative expenses, a $4.7 million increase in salaries and related employee expenses, and a $3.7 million increase in water service-related expenses during the nine months ended September 30, 2026 compared to the same period of 2025.

Quarterly Dividend Declared

On November 2, 2026, the Board declared a quarterly cash dividend of $0.60 per share, payable on December 15, 2026 to stockholders of record at the close of business on December 1, 2026.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, November 5, 2026 at 9:30 a.m. Central Time to discuss third quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13759100. The telephone replay will be available starting shortly after the call through November 19, 2026.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest land and royalty owners in the State of Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its land and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include providing pipeline, utility, wellbore, and commercial easements/leases; monetizing caliche and materials resources; supplying source and recycled/treated produced water for well completions; allowing access to subsurface pore space; granting produced water crossing rights; and monetizing oil and gas royalty and mineral interests.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect,” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations, and prospects; statements regarding anticipated benefits of recent acquisitions or the Permian Basin’s future drilling inventory and energy resources; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC’s website at www.sec.gov and TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

Oil and Gas Activity

The table below provides financial and operational data by royalty stream:

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Company’s share of production volumes (1):
Oil (MBbls)	1,578	1,280	4,203	3,616
Natural gas (MMcf)	7,051	7,161	20,006	17,031
NGL (MBbls)	1,142	1,142	3,312	2,705
Equivalents (MBoe)	3,895	3,615	10,849	9,160
Equivalents per day (MBoe/d)	42.3	39.7	39.7	33.6

Oil and gas royalty revenue (in thousands):
Oil royalties	$125,910	$119,273	$335,810	$229,932
Natural gas royalties	15,628	2,618	28,049	33,576
NGL royalties	25,737	23,698	67,172	51,448
Total oil and gas royalties	$167,275	$145,589	$431,031	$314,956

Realized prices (1):
Oil ($/Bbl)	$83.57	$97.55	$83.67	$66.59
Natural gas ($/Mcf)	$2.40	$0.40	$1.52	$2.13
NGL ($/Bbl)	$24.37	$22.44	$21.93	$20.56
Equivalents ($/Boe)	$44.97	$42.17	$41.60	$36.01

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGL.
	Boe	One barrel of oil equivalent.
	MBbls	One thousand barrels of crude oil, condensate or NGL.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

Water Services and Operations Activity

The table below provides financial and operational data for water sales and produced water royalties:

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Water volumes (in MBbls) (1):
Water sales	61,796	60,343	195,886	186,491
Produced water royalties	509,748	443,337	1,367,534	1,123,010

Water volumes in barrels per day (in MBbls/d) (2):
Water sales	672	663	718	683
Produced water royalties	5,541	4,872	5,009	4,114

Water revenue (in thousands):
Water sales	$28,437	$39,733	$115,033	$108,968
Produced water royalties	$41,386	$37,075	$111,990	$90,705

(1)	MBbl = 1 thousand barrels of water.
(2)	MBbl/d = 1 thousand barrels of water per day.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Revenues:
Oil and gas royalties	$167,275	$145,589	$431,031	$314,956
Water sales	28,437	39,733	115,033	108,968
Produced water royalties	41,386	37,075	111,990	90,705
Easements and other surface-related income	36,181	23,662	77,158	71,163
Land sales	111	—	21,055	819
Total revenues	273,390	246,059	756,267	586,611

Expenses:
Salaries and related employee expenses	17,167	15,562	47,716	43,031
Water service-related expenses	13,817	11,570	39,674	36,005
General and administrative expenses	10,600	8,004	27,235	17,356
Depreciation, depletion and amortization	22,833	16,639	53,515	40,603
Ad valorem and other taxes	1,190	2,467	6,199	6,701
Total operating expenses	65,607	54,242	174,339	143,696

Operating income	207,783	191,817	581,928	442,915

Interest expense	(981)	(973)	(2,946)	—
Other income, net	3,590	2,854	8,672	15,649
Income before income taxes	210,392	193,698	587,654	458,564
Income tax expense	43,024	39,768	123,454	100,534
Net income	$167,368	$153,930	$464,200	$358,030

Net income per share of common stock
Basic	$2.43	$2.23	$6.73	$5.19
Diluted	$2.42	$2.23	$6.73	$5.19

Weighted average number of shares of common stock outstanding
Basic	68,974,683	68,974,580	68,969,482	68,952,951
Diluted	69,036,336	69,034,580	69,019,458	69,024,846

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	September 30, 2026			June 30, 2026
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$167,275	$—	$167,275	$145,589	$—	$145,589
Water sales	—	28,437	28,437	—	39,733	39,733
Produced water royalties	—	41,386	41,386	—	37,075	37,075
Easements and other surface-related income	34,182	1,999	36,181	18,278	5,384	23,662
Land sales	111	—	111	—	—	—
Total revenues	201,568	71,822	273,390	163,867	82,192	246,059

Expenses:
Salaries and related employee expenses	9,247	7,920	17,167	8,347	7,215	15,562
Water service-related expenses	—	13,817	13,817	—	11,570	11,570
General and administrative expenses	7,247	3,353	10,600	5,245	2,759	8,004
Depreciation, depletion and amortization	17,647	5,186	22,833	11,695	4,944	16,639
Ad valorem and other taxes	1,149	41	1,190	2,279	188	2,467
Total operating expenses	35,290	30,317	65,607	27,566	26,676	54,242

Operating income	166,278	41,505	207,783	136,301	55,516	191,817

Interest expense	(785)	(196)	(981)	(779)	(194)	(973)
Other income, net	2,728	862	3,590	2,140	714	2,854
Income before income taxes	168,221	42,171	210,392	137,662	56,036	193,698
Income tax expense	34,456	8,568	43,024	28,230	11,538	39,768
Net income	$133,765	$33,603	$167,368	$109,432	$44,498	$153,930

SEGMENT OPERATING RESULTS (Continued)
(dollars in thousands) (unaudited)

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$431,031	$—	$431,031	$314,956	$—	$314,956
Water sales	—	115,033	115,033	—	108,968	108,968
Produced water royalties	—	111,990	111,990	—	90,705	90,705
Easements and other surface-related income	66,909	10,249	77,158	61,568	9,595	71,163
Land sales	21,055	—	21,055	819	—	819
Total revenues	518,995	237,272	756,267	377,343	209,268	586,611

Expenses:
Salaries and related employee expenses	25,152	22,564	47,716	21,727	21,304	43,031
Water service-related expenses	—	39,674	39,674	—	36,005	36,005
General and administrative expenses	17,987	9,248	27,235	10,392	6,964	17,356
Depreciation, depletion and amortization	38,536	14,979	53,515	27,279	13,324	40,603
Ad valorem and other taxes	5,958	241	6,199	6,667	34	6,701
Total operating expenses	87,633	86,706	174,339	66,065	77,631	143,696

Operating income	431,362	150,566	581,928	311,278	131,637	442,915

Interest expense	(2,357)	(589)	(2,946)	—	—	—
Other income, net	6,449	2,223	8,672	12,399	3,250	15,649
Income before income taxes	435,454	152,200	587,654	323,677	134,887	458,564
Income tax expense	91,334	32,120	123,454	70,804	29,730	100,534
Net income	$344,120	$120,080	$464,200	$252,873	$105,157	$358,030

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with GAAP, we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA, and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis.

The purpose of presenting Adjusted EBITDA is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. Additionally, Adjusted EBITDA is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our executive officers on an annual basis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation, less land sale with financing arrangement and pension curtailment and settlement gain, as applicable to the periods presented.

The purpose of presenting free cash flow is to provide investors a metric to measure the funds available for investing in future acquisitions and returning capital to our stockholders through dividends and share repurchases after current income tax expense and purchases of fixed assets. Additionally, free cash flow is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our executive officers. To calculate free cash flow, net income is adjusted by adding back income tax expense, depreciation, depletion and amortization and employee share-based compensation, less current income tax expenses, land sale with financing arrangement, purchases of fixed assets and pension curtailment and settlement gain, as applicable to the periods presented.

We have presented EBITDA, Adjusted EBITDA, and free cash flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance, ability to fund future acquisitions, ability to return capital to our stockholders and explaining how our executive officers are compensated. Our definitions of EBITDA, Adjusted EBITDA, and free cash flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended September 30, 2026 and June 30, 2026 and for the nine months ended September 30, 2026 and September 30, 2025 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Net income	$167,368	$153,930	$464,200	$358,030
Add:
Interest expense	981	973	2,946	—
Income tax expense	43,024	39,768	123,454	100,534
Depreciation, depletion and amortization	22,833	16,639	53,515	40,603
EBITDA	234,206	211,310	644,115	499,167
Add (deduct):
Employee share-based compensation	4,168	4,279	12,189	10,061
Land sale with financing arrangement	—	—	(20,944)	—
Adjusted EBITDA	$238,374	$215,589	$635,360	$509,228

The following table presents a reconciliation of net income to free cash flow for the three months ended September 30, 2026 and June 30, 2026 and for the nine months ended September 30, 2026 and September 30, 2025 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2026	September 30, 2025
Net income	$167,368	$153,930	$464,200	$358,030
Add (deduct):
Income tax expense	43,024	39,768	123,454	100,534
Depreciation, depletion and amortization	22,833	16,639	53,515	40,603
Employee share-based compensation	4,168	4,279	12,189	10,061
Current income tax expense	(52,580)	(38,161)	(127,819)	(95,430)
Land sale with financing arrangement	—	—	(20,944)	—
Purchases of fixed assets	(13,984)	(21,853)	(43,185)	(30,878)
(Increase) decrease in accounts payable related to purchases of fixed assets	(505)	930	855	(3,444)
Free cash flow	$170,324	$155,532	$462,265	$379,476